PROXY
                        FORT SUTTER SURGERY CENTER, INC.

   This Proxy is solicited on behalf of the Board of Directors of Fort Sutter Surgery Center, Inc. The undersigned hereby appoints David B. Coward or Cynthia Leathers, and each of them, proxies, each with full powers of substitution, to vote the shares of Common Stock, without par value of Fort Sutter Surgery Center, Inc. ("FSSCI") which the undersigned could vote if personally present at the Special Meeting of Stockholders of FSSCI to be held at Diepenbrock, Wulff, Plant & Hannegan, LLP, 300 Capitol Mall, Suite 1600, Sacramento, California, on October 17, 1996 at 6:00 p.m. Pacific Time, and any adjournment thereof. This Proxy, when properly executed, will be voted in the matter directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Item 1. Any stockholder who wishes to withhold the discretionary authority referred to in Item 2 above should mark a line through the entire Item.

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

   1. Approval and adoption of (i) a Plan and Agreement of Merger, dated as of August 13, 1996, attached as Annex A to the Prospectus-Proxy Statement that has been transmitted in connection with the Special Meeting, pursuant to which FSSCI Acquisition Corporation, a wholly-owned subsidiary of HEALTHSOUTH Corporation ("HEALTHSOUTH"), will merge (the "Merger") with and into FSSCI, and shareholders of FSSCI will receive a specified number of shares of HEALTHSOUTH Common Stock for each share of FSSCI Common Stock surrendered for exchange, all as described in said Prospectus-Proxy Statement and (ii) the related Agreement of Merger to be filed to effect the Merger (including the amendments to FSSCI's Amended and Restated Articles of Incorporation described therein).

                 FOR            AGAINST             ABSTAIN
                 [ ]              [ ]                 [ ]

   2. In their discretion to act upon any matters incidental to the foregoing and such other business as may properly come before the Special Meeting or any adjournment thereof.

   The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the Prospectus-Proxy Statement, each dated September 27, 1996, furnished herewith.


                                             Dated:  __________________________
                                             Signature(s)

                                             __________________________________

                                             __________________________________

                                             (Please  sign  exactly and as fully
                                             as your name  appears on your stock
                                             certificate.  If  shares  are  held
                                             jointly,  each  stockholder  should
                                             sign.)